UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

Dana Corporation

(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 535-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On March 31, 2005, Dana Corporation (Dana) signed an agreement with International Business Machines Corporation (IBM) under which IBM will manage human resources services for approximately 70,000 current and retired employees of Dana and certain of its affiliates in North and South America and Europe, with Dana’s ability to add other affiliates and regions in the future. Under the agreement, IBM will provide administrative services with respect to payroll and benefits, compensation, service recognition, recruitment and training, and relocation and expatriate processing. In addition, IBM will operate service call centers for the covered employees and retirees. The agreement has a ten-year initial term, with two one-year renewal options. When the agreement is fully implemented, Dana anticipates that it will pay annual fees for the services during the initial term averaging approximately $15.6 million. In addition, Dana will pay transitional fees totaling approximately $15.4 million over the first five years of the initial term.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation (Registrant)

Date: April 1, 2005	By: /s/ Michael L. DeBacker Name: Michael L. DeBacker Title: Vice President, General Counsel and Secretary

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